Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement (No. 333-204070) on Form S-1 of PixarBio Corporation of our report dated June 29, 2016, except for the effect of the stock split as described in Note 12 as to which the date is October 13, 2016, relating to our audits of the financial statements, appearing in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

November 23, 2016